Exhibit 10.2(B)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO THE CROSS LICENSE AGREEMENT

This First Amendment to the Cross License Agreement (the “First Amendment”) is by and between Mirna Therapeutics, Inc. (“Mirna”), a Delaware corporation with a principal business address at 2150 Woodward St., Suite 100, Austin, Texas 78744, and Asuragen, Inc., a Delaware corporation, with a principal business address at 2150 Woodward Street, Austin, Texas 78744 (“Asuragen”), and is effective as of September 28, 2012 (the “First Amendment Effective Date”).  All capitalized terms not defined in this First Amendment shall have the meanings given to them in the Cross License Agreement (including Exhibits thereto) entered into by and between Mirna and Asuragen, effective as of November 3, 2009 (the “Agreement”).

Whereas, the Asuragen Licensed IP includes the ASUR:009US and ASUR:009WO patent families;

Whereas, the Agreement stipulates that Asuragen controls all prosecution and enforcement of the ASUR:009US and ASUR:009WO patent families; and

Whereas, the Parties desire that Mirna control all prosecution and enforcement of the ASUR:009US and ASUR:009WO patent families.

NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      The following definitions shall be added to the Agreement:

1.20.                     “009 Family” means the Asuragen Licensed IP ASUR:009US and ASUR:009WO patent family as set forth in Exhibit B of the Agreement and Exhibit A of this First Amendment and any divisionals, continuations, reexaminations, reissues, and foreign equivalents.

2.                                      The following section shall be added to Section 8:

8.3                               Prosecution of the 009 Family.  Notwithstanding the foregoing Sections 8.1 and 8.2, Mirna shall have the first right, but not the obligation, to maintain all patents within the 009 Family and to prosecute and maintain any patent applications relating thereto.  Mirna shall provide Asuragen all material documentation and correspondence from, sent to or filed with patent offices regarding the 009 Family and with a reasonable opportunity to review and comment upon all filings with such patent offices in advance.  The costs associated with such prosecution and maintenance activities shall be borne exclusively by Mirna.  In the event that Mirna elects not to continue prosecution of any 009 Family patent applications or elects not to maintain an issued patent from the 009 Family (the “009 Abandoned Patents”), Mirna will promptly and on a timely basis, and at least [***] before any deadline, for response, submission or other action, notify Asuragen thereof and Asuragen shall have the right but not the obligation, at its option, to prosecute and maintain such 009 Abandoned Patents at Asuragen’s sole expense.  Mirna shall reasonably cooperate with Asuragen and assist Asuragen in connection with the prosecution and maintenance activities of any 009 Abandoned Patents, and Mirna shall have no further rights with regard to such 009 Abandoned Patents.

3.                                      The following sentence shall be added after the last sentence of Section 9.2:

Notwithstanding the foregoing, Mirna shall have the sole and exclusive right (in its sole discretion) but not the obligation to initiate and maintain legal action at Mirna’s sole expense against any Third Party infringing the any of the Intellectual Property rights of the 009 Family.  Mirna shall [***].

4.                                      The first sentence of Section 9.1 shall be deleted and replaced with the following:

“9.1                         Infringement Claims by Third Parties.  With respect to any and all Claims instituted by Third Parties against Asuragen or Mirna or any of their respective Affiliates for infringement or misappropriation of such Third Parties’ intellectual property rights involving the manufacture, use, license, marketing, sale, offer for sale or importation of a product or service that is the subject of a license granted hereunder (each, an “Infringement Claim”), Asuragen and Mirna will assist one another and cooperate (at the cost of the defending Party) in the defense and settlement of such infringement Claims at the other Party’s reasonable request.

5.                                      Except as specifically modified or amended hereby, all terms of the Agreement shall remain in full force and effect.  No provision of this First Amendment may be modified or amended except expressly by a written amendment of this document signed by the Parties.  This First Amendment shall be governed in accordance with Paragraph 11.3 of the Agreement.

In Witness Whereof, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

	ASURAGEN, INC.		MIRNA THERAPEUTICS, INC.

By:	/s/ Rolland D. Carlson, Ph.D.	By:	/s/ Paul Lammers, M.Sc., M.D.

Name:	Rolland D. Carlson, Ph.D.	Name:	Paul Lammers, M.Sc., M.D.
Title:	President/COO	Title:	CEO and President

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A
009 Family

[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.